QNECTIVE, INC.

OPTION AGREEMENT

A non-qualified Option (the “Option”) is hereby granted to you (the “Optionee”) by Qnective, Inc., a Nevada corporation (the “Company”), for and with respect to shares of common stock, par value $.001 of the Company, (the “Shares”), subject to the following terms and conditions.  Proceeds received by the Company for the sale of Shares pursuant to the Option granted hereunder shall be used for general corporate purposes.  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed in the Qnective Equity Incentive Plan (the "Plan").

1.         Subject to the provisions set forth herein, the terms and conditions of the Company’s Bylaws (the “Bylaws”), and the Plan, each of which may be amended from time to time, and the terms of which are hereby incorporated in this Option Agreement by this reference thereto, and receipt of copies of which the Optionee hereby acknowledges, and in consideration of the agreements of Optionee herein provided, the Company hereby grants to Optionee an option to purchase from the Company the number of Shares of the Company, at the purchase price per Share, and on the schedule, all as set forth below (the “Option”).  The Company agrees it shall reserve an aggregate number of Shares sufficient to satisfy the number of Shares granted by this Option Agreement.  The option price shall not be less than the Fair Market Value of the Shares on the date of grant.

Name of Optionee:	Jose Collazo

Number of Shares Subject to Option:	As per terms of Advisory Board Membership Agreement effective April 1, 2009, between Company and Optionee

Option Price Per Share:	Fair Market Value on each March 31 commencing March 31, 2010, as per terms of Advisory Board Membership Agreement effective April 1, 2009 between the Company and Optionee

Fair Market Value of Shares Subject to Option (as of date of grant):	Fair Market Value on each March 31 commencing March 31, 2010, as per terms of Advisory Board Membership Agreement effective April 1, 2009, between Company and Optionee

Date of Grant:	Each March 31 commencing March 31, 2010, as per terms of Advisory Board Membership Agreement effective April 1, 2009, between the Company and Optionee

Vesting Schedule: years; pro rata	Termination Date
Options will vest on each date of grant	March 31, 2019

2.         The exercise of this Option is conditioned upon the acceptance by Optionee of the terms of this Option Agreement as evidenced by his, her, or its execution of this Agreement and the return of an executed copy to the Company.

4.         The Optionee may exercise an Option by written notice of an election to exercise specifying the portion thereof being exercised and the exercise date, signed by Optionee, or his, her, or its Personal Representative in the event of Optionee’s death, which notice shall be (i) delivered to the Company at its principal office, attention of its Chief Executive Officer no later than on the exercise date, or (ii) mailed, postage pre-paid, to the Company at its principal office address, attention Chief Executive Officer at least three (3) business days prior to the exercise date.

5.         At the time of exercise of the Option, payment of the purchase price for the Shares being purchased must be made by wire transfer.

6.         Neither the Optionee nor any other person entitled to exercise the Option granted under the terms hereof shall be, or have any of the rights or privileges of, a Shareholder of the Company in respect of any of the Shares issuable on exercise of the Option, unless and until (i) the Option shall be so exercised in respect of such Shares, (ii) the purchase price for such Shares shall have been paid in full, and (iii) the Shares shall have been issued by the Company.

7.         If the Option is exercised in whole, this Option Agreement shall be surrendered to the Company for cancellation.  If the Option is exercised in part, or a change in the number or designation of the number of Shares shall be made, this Option Agreement shall be delivered by Optionee to the Company for the purpose of making an appropriate notation thereon, or of otherwise reflecting, in such manner as the Company shall determine, the partial exercise or the change in the number of Shares.  No fractional Shares shall be issued under any Option.

8.         The Company’s right to terminate the employment or engagement of the Optionee for any reason, with or without cause, and without liability to the Optionee with respect to any rights as to any Option shall be unrestricted.

9.         All Shares issued shall be subject to restrictions on transfer and otherwise as provided by the Plan.

9.         Whenever Shares are to be delivered to the Optionee or such other person or entity exercising the Option in accordance with the provisions of this Agreement and the Plan upon the exercise of the Option or any portion thereof, the Company shall be entitled to require as a condition of delivery that the Optionee or such other person or entity remit or, in appropriate cases, agree to remit when due, an amount sufficient to satisfy all current or estimated future federal, state, and local withholding tax and employment tax requirements relating thereto in the event that such remittance is required to allow the Company to receive a deduction in connection with the delivery of such Shares or to the extent the Company is unable to satisfy its withholding obligations out of other amounts due from the Company to the Optionee or such other person or entity.

10.       No Optionee, Beneficiary, or other person shall have any right, title, or interest in any fund or in any specific asset of the Company by reason of any Option granted hereunder.  Neither the provisions of this Agreement (or of any documents related hereto), nor any action taken pursuant to the provisions of this Agreement shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any Optionee, Beneficiary, or other person.  To the extent that an Optionee, Beneficiary, or other person acquires a right to receive an Option hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

11.       Any notice required herein to be given by an Optionee to the Company shall be given as set forth in the Plan.

12.  The provisions of this Agreement shall be binding upon all Personal Representatives and Beneficiaries of the Optionee.

13.       This Agreement and the Option granted hereunder shall be construed, and governed in all respects under and by the laws of the State of New York, without regard to the conflicts of law rules thereof.

QNECTIVE, INC.

By:	/s/ Oswald Ortiz
Oswald Ortiz
Chief Executive Officer

Date:  As of April 1st, 2009

The undersigned hereby accepts the foregoing Option and agrees to the terms and conditions hereof.

Jose Collazo
Jose Collazo

Date:  As of ____________, 2009